Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-40356) pertaining to the Itron, Inc. 2000 Stock Incentive Compensation Plan,

(2)	Registration Statement (Form S-8 No. 333-89966) pertaining to the Itron, Inc. 2002 Employee Stock Purchase Plan,

(3)	Registration Statement (Form S-8 No. 333-97571) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-110703) pertaining to the Itron, Inc. Incentive Savings Plan,

(5)	Registration Statement (Form S-8 No. 333-115987) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan,

(6)
Registration Statement (Form S-8 No. 333-125461) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan, and the Itron, Inc. Amended and Restated 2002 Employee Stock Purchase Plan,

(7)	Registration Statement (Form S-8 No. 333-134749) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan,

(8)	Registration Statement (Form S-8 No. 333-143048) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan,

(9)	Registration Statement (Form S-8 No. 333-166601) pertaining to the Itron, Inc. 2010 Stock Incentive Plan,

(10)	Registration Statement (Form S-8 No. 333-181685) pertaining to the Itron, Inc. 2012 Employee Stock Purchase Plan,

(11)	Registration Statement (Form S-8 No. 333-193970) pertaining to the Itron, Inc. 2010 Stock Incentive Plan, and

(12)	Registration Statement (Form S-8 No. 333-195633) pertaining to the Itron, Inc. Amended and Restated 2010 Stock Incentive Plan.

(13)	Registration Statement (Form S-8 No. 333-218086) pertaining to the Itron, Inc. Second Amended and Restated 2010 Stock Incentive Plan.

(14)
Registration Statement (Form S-8 No. 333-222480) pertaining to the Silver Springs Networks, Inc. 2012 Equity Incentive Plan, Non-Plan Inducement Stock Options, Non-Plan Inducement Restricted Stock Units and Non-Plan Inducement Performance Stock Units

of our report dated June 29, 2016, with respect to the consolidated financial statements of Itron, Inc. included in this Annual Report (Form 10-K) of Itron, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Seattle, Washington
February 28, 2018